EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

						For the nine months ended September 30,
						1998				1997
					Basic		Diluted	Basic		Diluted
Net loss				($1,523)	($1,523)	  ($253)	   ($253)

Shares:

Weighted average number of
shares of common stock
outstanding				3,813,417	3,813,417	3,807,683	3,807,683

Shares assumed issued (less shares
 assumed purchased for treasury) on
 stock option agreements	       -	        -  	         -	      992

Rounding				     (417)	     (417)	       317	      325

					3,813,000	3,813,000	3,808,000	3,809,000

Net loss per common share	($   0.40)	($   0.40)	($   0.07)	($   0.07)

						For the three months ended September 30,
						1998				1997
					Basic		Diluted	Basic		Diluted
Net income				$1,379	$1,379	  $932	    $932

Shares:

Weighted average number of
 shares of common stock
 outstanding			3,817,006	3,817,006	3,811,945	3,811,945

Shares assumed issued (less shares
 assumed purchased for treasury) on
 stock option agreements	       -	  124,698	         -	      361

Rounding				       (6)	      296	      55	     (306)

					3,817,000	3,942,000	3,812,000	3,812,000

Net income per common share	$    0.36	$    0.35	$    0.24	$    0.24